Exhibit 10.3

LLC INTERESTS SUBSCRIPTION AGREEMENT

THIS LLC INTERESTS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of July 10, 2026, by and among Bally’s Chicago Operating Company, LLC, a Delaware limited liability company (the “Company”) and Bally’s Chicago, Inc., a Delaware corporation (the “Subscriber”). Capitalized terms used herein and not otherwise defined are used as defined in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 10, 2025, as amended and/or restated from time to time (the “LLC Agreement”).

W I T N E S S E T H:

WHEREAS, the parties desire that the Subscriber subscribe for, and that the Company issue to the Subscriber, the number of LLC Interests set forth on Schedule A, on the terms and conditions hereinafter provided; and
WHEREAS, this Agreement is the LLC Subscription Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.    Subscription for LLC Interests. The Subscriber hereby subscribes for the number of LLC Interests of the Company as set forth opposite to its name on Schedule A (the “Interests”) in exchange for the aggregate price as set forth opposite to its name on Schedule A (such price, the “Subscription Price”), and agrees to pay the Subscription Price to the Company for such Interests. The Company hereby issues and sells to each Subscriber the applicable Interests for the applicable Subscription Price. The Subscriber continues as a member of the Company with respect to the Interests it is subscribing for pursuant to the LLC Agreement. The Subscription Price for the Interests shall be payable in full by each Subscriber, as applicable, concurrently with the execution of this Agreement.

2.    Governing Law; Disputes. This Agreement and the rights of the parties hereunder shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the conflict of laws rules thereof.

3.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns.

4.    Third-Party Beneficiaries. No other person not a party hereto shall be deemed a third-party beneficiary of any provision of this Agreement or shall otherwise be entitled to enforce any provision hereof.

5.    Entire Agreement. This Agreement and the LLC Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, by the parties with respect to the subject matter hereof.

6.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Signature page follows.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

THE SUBSCRIBERS:

BALLY’S CHICAGO, INC.

By:	/s/ Cheryl Ash
Name:	Cheryl Ash
Title:	Chief Financial Officer

THE COMPANY:

BALLY’S CHICAGO OPERATING COMPANY, LLC

By:	/s/ Cheryl Ash
Name:	Cheryl Ash
Title:	Chief Financial Officer, Bally's Chicago Inc.
[Signature Page to Subscription Agreement (LLC Interests)]

Schedule A
LLC Interests and Subscription Price

Holder	LLC Interests	Subscription Price Per LLC Interest
Bally’s Chicago, Inc.	100	$25,000